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                                                                   EXHIBIT 10.15

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                              PBO HOLDINGS, L.L.C.


                    This Limited Liability Company Agreement of PBO Holdings, L.L.C. (this "Agreement"), entered into by PBO Property Fund, L.L.C. as sole member (together with its permitted successors and assigns, the "Member").

                    In furtherance of the formation of a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act, as amended from time to time (the "Act"), the Member hereby agrees and declares as follows:

                    1. Name. The name of the limited liability company is PBO Holdings, L.L.C. (the "Company").

                    2. Purpose. The purposes of the Company are to engage in, carry on and conduct any lawful activity for which limited liability companies may be formed under the Act.

                    3. Registered Office and Agent. The name and address of the registered office and agent of the Company in the State of Delaware is c/o CT Corporation, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801.

                    4. Term. The Company was formed on February 26, 1998, the date of filing of a Certificate of Formation with respect to the Company in the office of the Delaware Secretary of State and shall continue in existence until the close of business on December 31, 2038, unless terminated earlier in accordance with the provisions of Section 7 hereof.

                    5. Members. The Company has one member in accordance with the Act. The name and the mailing address of the Member of the Company is as follows:


         Name                                                Address

PBO Property Fund, L.L.C.                                60 State Street
                                                         Boston, MA  02109

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                    6. Management.

                           (a) Management of the Company shall be vested in its
Member, provided that the Member may appoint officers of the Company who shall be authorized to perform such actions for and on behalf of the Company as the Member shall determine. The Member and/or, to the extent determined by the Member, any officers appointed by the Member shall each have the power and authority to do any and all acts necessary or convenient to or for the furtherance of the purposes of the Company set forth in this Agreement (including, without limitation, the management of the assets and investments of the Company and the execution and delivery of regulatory filings on behalf of the Company), including all powers of Managers (as such term is defined in the
Act) under the laws of the State of Delaware.

                           (b) Tax Matters. For income tax purposes, the Member
intends that the Company be disregarded as an entity separate from the Member, and the Member will file such necessary and appropriate forms in furtherance thereof.

                           (c) Liability of Officers, Directors and the Members.
Provided that an officer or director or a member of the Company has acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and the other Financing Credit Parties (as defined in that certain Amended and Restated Finance Agreement, dated as of May 20, 1998 by and among the Member, PBO Property Capital, L.L.C, the Company and the Overseas Private Investment Corporation ("OPIC")(the "Finance Agreement"), such officer, director or members shall not have any liability to the Company except to the extent provided in the Act.

                    7. Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following:

                           (a) December 31, 2038;

                           (b) Subject to the prior written consent of OPIC, if
during the Loan Period there occurs, or without the necessity for such consent if after expiration of the Loan Period there occurs, the resignation, expulsion, bankruptcy or dissolution of the Member or the occurrence of any other event which terminates the continued membership of the Member in the Company;

                           (c) The written consent of the Member and, solely
during the Loan Period, the written consent of OPIC; or



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                           (d) The entry of a decree of judicial dissolution
under Section 18-802 of the Act.

                           The term "Loan Period" as used herein shall mean the
period commencing on the date hereof and ending when all principal, interest, expenses, costs, contributions, reimbursements, indemnifications and fees (other than the Deferred Guaranty Fee) payable to OPIC under the Finance Agreement have been paid in full.

                    8. Allocation of Profits and Losses. The Company's profits and losses shall be allocated 100% to the Member.

                    9. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member. Such distributions shall be made 100% to the Member.

                   10. Amendments. Amendments to this Agreement may be made only with the written consent of the Member, provided that any amendment during the Loan Period must first be approved by OPIC in writing, which approval shall not be unreasonably withheld.

                   11. Transfer and Assignments of Interest of a Member. Except for the pledge to or for the benefit of OPIC in accordance with that certain Amended and Restated Pledge, Assignment and Security Agreement, dated May 20, 1998, by and among the Member, PBO Property Capital, L.L.C., the Company, OPIC and State Street Bank and Trust Company, the Member may not assign, sell or transfer in whole or in part, or pledge or otherwise grant, or attempt to grant, a lien on or other security interest in, in whole or in part, its membership interest in the Company or its interest in this Agreement. Any purported assignment, sale or transfer, or pledge or other grant of, or attempt to grant, a lien on or security interest in, its membership interest in the Company or its interest in this Agreement by the Member except to or for the benefit of OPIC or its designee shall be null and void and without force or effect.

                    12. Events of Default under Finance Agreement. Upon notice from OPIC of the occurrence and continuance of an Event of Default under the Finance Agreement and of OPIC's election in accordance with the Financing Documents to transfer the interest of the Member in the Company to such Person as OPIC may designate, the Company shall immediately take such actions as shall be necessary to effectuate such transfer, including recording the transfer of such interest in all of its appropriate books and records.



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                    13. Withdrawal or Resignation. The Member may resign from
the Company in accordance with the Act; provided that during the Loan Period, the prior written consent of OPIC shall have been obtained.

                    14. Admission of Additional Members. One (1) or more additional members of the Company may be admitted to the Company with the consent of the Member and OPIC.

                    15. Liability of Member. The Member shall not have any liability for the obligations or liabilities of the Company; provided, however, that nothing contained in this Section 15 shall limit the Member's liability, if any, under any financing arrangement entered into by the Company.

                    16. Indemnification. To the fullest extent permitted by law, the Company shall indemnify, hold harmless, protect and defend each of the Member and all officers, directors, employees and agents of the Company and/or the Member (collectively, the "Indemnitees"), against any losses, claims, damages or liabilities, including, without limitation, legal or other expenses incurred in investigating or defending against any such loss, claim, damages or liability, and any amounts expended in settlement of any claim (collectively, "Liabilities"), to which any Indemnitee may become subject by reason of any act or omission performed or omitted to be performed on behalf of the Company or by reason of the fact that he or it is or was a member or officer, director, employee or agent of the Company or the Member or is or was serving at the request of the Company as a director, trustee, manager, officer, employee or agent of any Portfolio Holding Company or Portfolio Company, (a) unless such Liability results from such Indemnitee's own willful malfeasance or fraud and
(b) provided, that such Indemnitee acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of one or more Financing Credit Parties (as defined in the Finance Agreement). The provisions of this Section shall continue to afford protection to each Indemnitee regardless of whether such Indemnitee remains a member or officer, director, employee, or agent of the Company or the Member. Any indemnity under this
Section 16 or otherwise shall be paid out of and to the extent of the Company's assets only.

                    17. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware.

                    18. Capitalized Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Finance Agreement.



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                    IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Limited Liability Company Agreement as of May 20, 1998.


                                         PBO PROPERTY FUND, L.L.C.


                                         By: /s/ Stephen G. Kasnet
                                             -----------------------
                                             Name: Stephen G. Kasnet
                                             Title: President



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